UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021 (August 21, 2021)

Tech and Energy Transition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40198	83-0781939
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 W 55th St New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 231-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	TETCU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	TETC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	TETCWS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 26, 2021, the board of directors (the “Board”) of Tech & Energy Transition Corporation (the “Company”) appointed Andrew Ancone as Chief Financial Officer of the Company. Mr. Ancone replaced Stephan Feilhauer as Chief Financial Officer. Mr. Feilhauer resigned as Chief Financial Officer on August 26, 2021 in order to pursue other endeavors. Mr. Feilhauer’s resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

Mr. Ancone, 53, is a Managing Director in the Infrastructure and Energy Group at the Macquarie Capital division (“Macquarie Capital”) of Macquarie Group Limited (ASX:MQG) (“Macquarie Group”), where he leads the origination and execution of development, investment and financial advisory assignments in North American infrastructure. Prior to joining Macquarie Capital, Mr. Ancone was a Managing Director in the Corporate and Structured Finance Group of Macquarie Group in Hong Kong, Malaysia and Singapore. He has over 25 years of experience in investment banking and private equity specializing in infrastructure, having also worked at ANZ Banking Group Limited. Mr. Ancone’s sector expertise includes transport, telecommunications, energy and utilities. During his career, Mr. Ancone has participated in more than $20 billion of completed transactions spanning Australia, Asia, Canada and the United States. Mr. Ancone holds a Bachelor’s Degree in Economics and Computer Science from the Flinders University of South Australia.

The Company’s sponsor is controlled by MIHI LLC, a wholly owned subsidiary of Macquarie Group, and a part of Macquarie Capital. Macquarie Capital is the corporate advisory, capital markets and principal investment arm of Macquarie Group. The appointment of Mr. Ancone to serve as the Chief Financial Officer of the Company was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Ancone and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Ancone that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech and Energy Transition Corporation

Date: August 26, 2021	By:	/s/ John Spirtos
	Name:	John Spirtos
	Title:	Chief Executive Officer and President

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